                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
United Community Bancorp
Hickory, North Carolina


We consent to the inclusion in this Amendment No. 2 to the registration statement of United Community Bancorp on Form S-4 of our report dated January 18, 2002, on our audits of the consolidated financial statements of United Community Bancorp for the years ended December 31, 2001 and 2000. We also consent to the references to our firm under the caption "Experts."


/s/ Dixon Odom PLLC


Dixon Odom PLLC
Sanford, North Carolina

November 14, 2002